Exhibit 99.1

JAKKS Pacific Reports Fourth Quarter and Full Year 2018 Financial Results

SANTA MONICA, Calif.--(BUSINESS WIRE)--February 26, 2019--JAKKS Pacific, Inc. (NASDAQ: JAKK) today reported financial results for the fourth quarter and full-year ended December 31, 2018.

Fourth Quarter 2018 Overview vs. Same Period Last Year:

  Net sales were $132.3 million compared to $136.6 million reported in the prior year period. Excluding net sales to Toys “R” Us of $1.3 million and $19.6 million in 2018 and 2017, respectively, net sales increased in 2018 by 12% on a year-over-year basis.
  Gross margin was 30.6%, up from 22.1% in 2017.
  Net loss attributable to JAKKS was $3.2 million, or $0.14 per basic and diluted share vs. net loss attributable to JAKKS of $30.4 million, or $1.33 per basic and diluted share in 2017.
  Adjusted EBITDA was negative $1.6 million, compared to negative $6.8 million in 2017. See note below on “Use of Non-GAAP Financial Information.”

Fiscal 2018 Overview vs. Same Period Last Year:

  Net sales were $567.8 million compared to $613.1 million reported in the prior year period. Excluding net sales to Toys “R” Us of $16.6 million and $69.4 million in 2018 and 2017, respectively, net sales increased in 2018 by 1% on a year-over-year basis.
  Gross margin was 27.4%, up from 25.4% in 2017.
  Net loss attributable to JAKKS was $42.4 million, or $1.83 per basic and diluted share vs. net loss attributable to JAKKS of $83.1 million, or $3.89 per basic and diluted share in 2017.
  Adjusted EBITDA was $2.3 million, compared to $15.8 million in 2017. See note below on “Use of Non-GAAP Financial Information.”

Management Commentary

“We are pleased that despite the considerable industry-wide disruption caused by the liquidation of Toys ‘R’ Us, we were able to deliver positive adjusted EBITDA for the full year,” said Stephen Berman, CEO of JAKKS Pacific. “New licensed properties such as Incredibles 2, Harry Potter and Fancy Nancy, as well as our properties such as Morf Board, Perfectly Cute® and TP Blaster®, performed very well during the 2018 fourth quarter. We made good progress on our goals of expanding international sales and increasing the portion of our sales generated through online retailers, and we believe that we are better positioned entering 2019.”

2019 Outlook

Our goal for 2019 is to grow sales by approximately 5% on a year-over-year basis with improved levels of Adjusted EBITDA.

Cash and Cash Equivalents

The Company’s cash and cash equivalents, including restricted cash, totaled $58.2 million as of December 31, 2018, compared to $57.1 million at September 30, 2018 and $65.0 million at December 31, 2017.

Status of Meisheng Expression of Interest

As of the date hereof, the Company believes that it is in the final stages of negotiations with Hong Kong Meisheng Cultural Company Limited ("Meisheng"), an ad hoc group of holders (the "Ad Hoc Group") of the 4.875% convertible senior notes due 2020 (the "Notes") issued by the Company and Oasis Investments II Master Fund Ltd. ("Oasis") with respect to a $50 million equity infusion to be made by Meisheng into the Company resulting in Meisheng owning 51% of the Company's outstanding shares. No executed and binding agreements (including any commitment letter, term sheet, or similar agreement) have been reached, however, with Meisheng, any member of the Ad Hoc Group, any other holder of the Notes or Oasis. Based on the most recent negotiations with the Ad Hoc Group and Oasis, and discussions between the Company and Meisheng, the Company anticipates that the terms for the Company’s post-transaction capitalization will involve an exchange by participating noteholders of the Notes for new secured notes due 2024 (the "New Notes"), in the same amount as the outstanding principal of the exchanged Notes (together with accrued and unpaid interest), with interest at 8% per annum, and payment-in-kind interest of an additional 2.5% per annum, plus warrants for 15% of the Company's outstanding shares at a nominal exercise price (and which would provide anti-dilution protection under certain circumstances). It is anticipated that the holders of the New Notes would be granted a security interest in the same collateral that secures the Company's existing revolving credit facility. In respect to the 3.25% convertible senior notes due 2020 (the "Oasis Notes") issued to Oasis on November 7, 2017 and July 26, 2018, the terms under discussion include amendment of the Oasis Notes to, among other things, extend their maturity to 2024, and provide for payment-in-kind interest of an additional 2.75% per annum. The foregoing is only a summary of the latest discussions and is not intended to be a complete description of all of the terms and conditions thereof, including the potential significant additional dilution that could occur as a result of the anti-dilution provisions contemplated by these transactions under certain circumstances. No assurance can be given that the ongoing discussions will result in consummation of a transaction with Meisheng, the holders of the Notes or Oasis, or that even if a transaction is consummated that its final terms will resemble the terms described above.

Use of Non-GAAP Financial Information

In addition to the preliminary results reported in accordance with U.S. GAAP included in this release, the Company has provided certain non-GAAP financial information including Adjusted EBITDA which is a non-GAAP metric that excludes various items that are detailed in the financial tables and accompanying footnotes reconciling GAAP to non-GAAP results contained in this release. Management believes that the presentation of these non-GAAP financial measures provides useful information to investors because the information may allow investors to better evaluate ongoing business performance and certain components of the Company’s results. In addition, the Company believes that the presentation of these financial measures enhances an investor’s ability to make period-to-period comparisons of the Company’s operating results. This information should be considered in addition to the results presented in accordance with GAAP, and should not be considered a substitute for the GAAP results. The Company has reconciled the non-GAAP financial information included in this release to the nearest GAAP measures. See the attached “Reconciliation of Non-GAAP Financial Information.”

Conference Call Live Webcast

JAKKS Pacific will webcast its fourth quarter earnings call at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time today. To listen to the live webcast and access the accompanying presentation slides, go to www.jakks.com/investors and click on the earnings website link under the Presentations tab at least 10 minutes prior to register, download and install any necessary audio software.

A replay of the call will be available on the JAKKS Pacific, Inc. website approximately one hour following completion of the call through March 5, 2019 ending at 11:59 p.m. Eastern Time / 8:59 p.m. Pacific Time. The playback can be accessed by calling (888) 843-7419 or (630) 652-3042 for international callers. The passcode is “4819 9182#” for both playback numbers.

About JAKKS Pacific, Inc.

JAKKS Pacific, Inc. (NASDAQ: JAKK) is a leading designer, manufacturer and marketer of toys and consumer products sold throughout the world, with its headquarters in Santa Monica, California. JAKKS Pacific’s popular proprietary brands include Perfectly Cute™, Squish-Dee-Lish™, Disguise®, Moose Mountain®, Funnoodle®, Maui®, Kids Only!®; a wide range of entertainment-inspired products featuring premier licensed properties; and C’est Moi™, a youth skincare and make-up brand. Through JAKKS Cares, the company’s commitment to philanthropy, JAKKS is helping to make a positive impact on the lives of children. Visit us at www.jakks.com and follow us on Instagram (@jakkstoys), Twitter (@jakkstoys) and Facebook (JAKKS Pacific).

©2019 JAKKS Pacific, Inc. All rights reserved.

Forward Looking Statements

This press release may contain “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations, estimates and projections about JAKKS Pacific's business based partly on assumptions made by its management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such statements due to numerous factors, including, but not limited to, those described above, changes in demand for JAKKS Pacific's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, and difficulties with integrating acquired businesses, or closing the Meisheng and recapitalization transactions. The “forward-looking statements” contained herein speak only as of the date on which they are made, and JAKKS undertakes no obligation to update any of them to reflect events or circumstances after the date of this release.

JAKKS Pacific, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	December 31,	December 31,
	2018	2017
	(In thousands)

ASSETS

Current assets:
Cash and cash equivalents	$53,282	$64,977
Restricted cash	4,923	-
Accounts receivable, net	122,278	142,457
Inventory	53,880	58,432
Prepaid expenses and other assets	15,780	16,803
Total current assets	250,143	282,669

Property and equipment	128,049	141,357
Less accumulated depreciation and amortization	107,147	118,130
Property and equipment, net	20,902	23,227

Goodwill	35,083	35,384
Intangibles and other assets, net	36,713	29,069
Total assets	$342,841	$370,349

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$87,488	$92,061
Reserve for sales returns and allowances	29,403	17,622
Short term debt, net	27,211	26,075
Total current liabilities	144,102	135,758

Long term debt, net	139,792	133,497
Other liabilities	4,409	4,537
Income taxes payable	1,458	1,261
Deferred tax liability, net	1,431	783
Total liabilities	291,192	275,836

Stockholders' equity:
Common stock, $.001 par value	30	27
Additional paid-in capital	218,155	215,809
Treasury stock	(24,000)	(24,000)
Accumulated deficit	(127,601)	(85,233)
Accumulated other comprehensive loss	(15,847)	(13,059)
Total JAKKS Pacific, Inc. stockholders' equity	50,737	93,544
Non-controlling interests	912	969
Total stockholders' equity	51,649	94,513
Total liabilities and stockholders' equity	$342,841	$370,349

JAKKS Pacific, Inc. and Subsidiaries
Condensed Statements of Operations (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(In thousands, except per share data)		(In thousands, except per share data)

Net sales	$132,326	$136,628	$567,810	$613,111
Less cost of sales
Cost of goods	71,356	79,395	319,788	343,408
Royalty expense	19,040	26,301	81,794	102,781
Amortization of tools and molds	1,444	772	10,512	11,241
Cost of sales	91,840	106,468	412,094	457,430
Gross profit	40,486	30,160	155,716	155,681
Direct selling expenses	16,565	21,117	54,851	56,566
Selling, general and administrative expenses	24,382	32,927	123,722	138,895
Depreciation and amortization	1,646	1,816	6,569	9,762
Goodwill and other intangibles impairment	-	-	-	13,536
Restructuring charge	1,114	880	1,114	1,080
Acquisition related and other	1,197	-	1,633	-
Income (loss) from operations	(4,418)	(26,580)	(32,173)	(64,158)
Other income (expense):
Income from joint ventures	-	-	227	105
Other income (expense), net	(152)	50	152	342
Loss on extinguishment of convertible senior notes	-	(919)	(453)	(919)
Write-off of investment in DreamPlay LLC	-	-	-	(7,000)
Change in fair value of convertible senior notes	5,462	-	2,948	-
Interest income	21	11	68	37
Interest expense	(3,013)	(2,333)	(10,243)	(9,829)
Income (loss) before provision for (benefit from) income taxes	(2,100)	(29,771)	(39,474)	(81,422)
Provision for (benefit from) income taxes	1,243	716	2,951	1,606
Net income (loss)	(3,343)	(30,487)	(42,425)	(83,028)
Net income (loss) attributable to non-controlling interests	(96)	(74)	(57)	57
Net income (loss) attributable to JAKKS Pacific, Inc.	$(3,247)	$(30,413)	$(42,368)	$(83,085)
Income (loss) per share - basic	$(0.14)	$(1.33)	$(1.83)	$(3.89)
Shares used in income (loss) per share - basic	23,106	22,799	23,104	21,341
Income (loss) per share - diluted	$(0.14)	$(1.33)	$(1.83)	$(3.89)
Shares used in income (loss) per share - diluted	23,106	22,799	23,104	21,341

JAKKS Pacific, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Information (Unaudited)

Reconciliation of GAAP to Non-GAAP measures:

This press release and accompanying schedules provide certain information regarding Adjusted EBITDA and Adjusted Net Income (Loss), which may be considered non-GAAP financial measures under the rules of the Securities and Exchange Commission. The non-GAAP financial measures included in the press release are reconciled to the corresponding GAAP financial measures below, as required under the rules of the Securities and Exchange Commission regarding the use of non-GAAP financial measures. We define Adjusted EBITDA as income (loss) from operations before depreciation, amortization and adjusted for certain non-recurring and non-cash charges, such as reorganization expenses and restricted stock compensation expense. Net income (loss) is similarly adjusted and tax-effected to arrive at Adjusted Net Income (Loss). Adjusted EBITDA and Adjusted Net Income (Loss) are not recognized financial measures under GAAP, but we believe that they are useful in measuring our operating performance. We believe that the use of the non-GAAP financial measures enhances an overall understanding of the Company’s past financial performance, and provides useful information to the investor by comparing our performance across reporting periods on a consistent basis.

Investors should not consider these measures in isolation or as a substitute for net income, operating income, or any other measure for determining the Company’s operating performance that is calculated in accordance with GAAP. In addition, because these measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies.

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(In thousands)		(In thousands)

Net income (loss)	$(3,343)	$(30,487)	$(42,425)	$(83,028)
Income from joint ventures	-	-	(227)	(105)
Other (income) expense, net	152	(50)	(152)	(342)
Loss on extinguishment of convertible senior notes	-	919	453	919
Interest income	(21)	(11)	(68)	(37)
Interest expense	3,013	2,333	10,243	9,829
Provision for (benefit from) income taxes	1,243	716	2,951	1,606
Depreciation and amortization	3,090	2,588	17,081	21,003
Acquisition related and other	1,197	-	1,633	-
Restricted stock compensation expense	687	859	2,434	3,112
Goodwill and other intangibles impairment	-	-	-	13,536
Write-off of investment in DreamPlay LLC	-	-	-	7,000
Bad debt write-offs (recoveries)	(3,242)	1,600	8,722	11,212
Inventory impairment	-	5,231	-	9,600
Change in fair value of convertible senior notes	(5,462)	-	(2,948)	-
Restructuring charge	1,114	880	1,114	1,080
Minimum guarantee shortfalls	-	8,575	3,468	20,461

Adjusted EBITDA	$(1,572)	$(6,847)	$2,279	$15,846

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(In thousands, except per share data)		(In thousands, except per share data)

Net income (loss) attributable to JAKKS Pacific, Inc.	$(3,247)	$(30,413)	$(42,368)	$(83,085)
Restricted stock compensation expense	687	859	2,434	3,112
Loss on extinguishment of convertible senior notes	-	919	453	919
Bad debt write-offs (recoveries)	(3,242)	1,600	8,722	11,212
Acquisition related and other	1,197	-	1,633	-
Change in fair value of a convertible senior notes	(5,462)	-	(2,948)	-
Minimum guarantee shortfalls	-	8,575	3,468	20,461
Goodwill and other intangibles impairment	-	-	-	13,536
Write-off of investment in DreamPlay LLC	-	-	-	7,000
Inventory impairment	-	5,231	-	9,600
Restructuring charge	1,114	880	1,114	1,080
Tax impact of additional charges	304	(681)	(1,439)	(2,489)

Adjusted net income (loss) attributable to JAKKS Pacific, Inc.	$(8,649)	$(13,030)	$(28,931)	$(18,654)

Adjusted income (loss) per share - basic	$(0.37)	$(0.57)	$(1.25)	$(0.87)
Shares used in adjusted income (loss) per share - basic	23,106	22,799	23,104	21,341
Adjusted income (loss) per share - diluted	$(0.37)	$(0.57)	$(1.25)	$(0.87)
Shares used in adjusted income (loss) per share - diluted	23,106	22,799	23,104	21,341

CONTACT:
JAKKS Pacific
Rachel Griffin (424) 268-9363
Vice President, Public Relations

Liolios Investor Relations
Sean McGowan, (949) 574-3860
Managing Director/JAKK@liolios.com